Exhibit 99.1

NASDAQ: INM 1445 – 885 West Georgia St. Vancouver, BC, Canada V6C 3E8 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed’s INM-901 Demonstrates Statistically Significant Reduction in Neuroinflammation in a Long-Term Preclinical Alzheimer’s Disease Study

●	INM-901 significantly reduced pro-inflammatory cytokines associated with Alzheimer’s

●	Statistically significant reduction in neurodegeneration marker, neurofilament light chain (‘NfL’)

●	mRNA profile showed a reduction of several key neuroinflammatory genes in the brain

Vancouver, British Columbia – January 21, 2025. InMed Pharmaceuticals Inc. (NASDAQ: INM) (“InMed” or the “Company”), a pharmaceutical company focused on developing a pipeline of proprietary small molecule drug candidates for diseases with high unmet medical needs, today announces positive results from a long-term in vivo preclinical Alzheimer’s Disease (‘AD’) study. In the study, INM-901 demonstrated a reduction in several plasma and brain markers of neuroinflammation, a recognized contributor to Alzheimer’s disease development and progression.

Results from the long-term study of INM-901 in a well-characterized Alzheimer’s disease model demonstrated the following:

●	Improved cytokine profile - INM-901 treated groups showed a dose-dependent and statistically significant reduction in plasma pro-inflammatory cytokines such as TNF-α, IL-1ß and INF-γ. Cytokine networks, when deregulated, may contribute to tissue inflammation.

●	Reduction in neurodegeneration biomarker - INM-901 demonstrated a dose-dependent and statistically significant reduction in neurofilament light chain (‘NfL’) in the plasma for the high dose treated group. NfL is a protein that is released from neurons in response to injury or disease. NfL levels are used to assess cellular damage in neurodegenerative disease.

●	Study supported by mRNA data - mRNA assessments showed a reduction of several key neuroinflammatory genes in the brain, such as GFAP, CD-33 and TLR-2, further supporting the overall results from the study.

Dr. Eric Hsu, InMed’s SVP of Preclinical R&D, commented, “We are highly encouraged by the data from our long-term preclinical study of INM-901. Overall, our data showed a reduction of several neuroinflammation markers in an amyloid-induced Alzheimer’s disease model, suggesting that INM-901 may lower neuroinflammation. The ability of INM-901 to actively reduce inflammation is an exciting development, as neuroinflammation has emerged as a promising new drug target beyond existing AD treatments focused primarily on removing amyloid beta plaques and tau protein tangles.” Dr. Hsu continued, “Over the last decade, the medical community has witnessed remarkable progress in understanding the pathology of Alzheimer’s disease; it is a multidimensional disease influenced by several factors that impact its progression and degenerative nature in human cognition. InMed’s earlier data suggested that INM-901 may address multiple pathological factors, making it a very promising drug candidate.”

The Company is evaluating additional parameters from this long-term in vivo study and conducting further molecular analyses to better define the mechanisms of action and potential role of INM-901 in AD treatment. The analyses will focus on the following areas via mRNA, protein and histological measurements:

●	Receptor engagement levels: CB1/CB2 and PPAR;

●	Neuritogenesis: assess markers for neuronal differentiation and neuronal function; and

●	Neuroprotection: evaluating stress responses and cellular growth/survival.

The Company is expected to complete the analyses of these aspects of the study in the coming weeks.

INM-901: Program Summary to date

INM-901 is a proprietary small molecule drug candidate for Alzheimer’s disease with potentially multiple mechanisms of action. Key characteristics of INM-901 include:

●	demonstrates reduced neuroinflammation and improved neurite growth and neuronal function, indicating the potential to restore damage caused by Alzheimer’s disease;

●	is a preferential signaling agonist of the CB1/CB2 receptors and has been shown to have neuroprotective effects, helping protect the neurons in the brain from damage and cell death;

●	impacts the peroxisome proliferator-activated receptors (“PPARs”), which have been shown to play an important role in diabetes and are also considered as one of the potential therapeutic targets for neurodegenerative disorders such as Alzheimer’s disease;

●	can be administered orally and achieve therapeutic levels in the brain comparable to those obtained through intraperitoneal injection, offering many potential advantages over routes of administration of the currently approved products; and

●	demonstrates significant improvement in cognitive function, memory, locomotor activity, anxiety-based behavior and sound awareness in long-term preclinical behavioural studies.

To learn more about InMed’s INM-901 Program in the treatment of Alzheimer’s, please visit our website: https://www.inmedpharma.com/pharmaceutical/inm-901-for-alzheimers-disease/

Role of Neuroinflammation in Alzheimer’s Disease

Recent research highlights neuroinflammation as a potentially critical factor in the onset and progression of Alzheimer’s disease. The presence of inflammation and the associated neurodegeneration of the brain demonstrates a causal linkage between neuroinflammation and Alzheimer’s disease.

Cytokines are proteins that play a crucial role in cell-to-cell communication and in regulating the immune response. Pro-inflammatory cytokines, such as TNF-α, IL-1ß and INF-γ, promote inflammation and are implicated in the pathogenesis of Alzheimer’s disease. Research indicates these cytokines are released during Alzheimer’s disease progression. The reduction of pro-inflammatory cytokines may slow or mitigate the inflammatory process, preventing neurodegeneration and the progression of Alzheimer’s disease.1

[1]	Journal	article from Alzheimer’s Association library: Inflammation as a central mechanism in Alzheimer’s disease

While neuroinflammation may initially serve a protective role, sustained activation of immune cells can exacerbate neuronal damage and accelerate the disease process. Given its central role, targeting neuroinflammation is emerging as a promising therapeutic approach for Alzheimer’s. Efforts are underway to develop drugs that modulate microglial activity, reduce cytokine levels, and promote a protective immune response.

About InMed:

InMed Pharmaceuticals is a pharmaceutical company focused on developing a pipeline of proprietary small molecule drug candidates targeting the CB1/CB2 receptors. InMed’s pipeline consists of three separate programs in the treatment of Alzheimer’s, ocular and dermatological indications. For more information, visit www.inmedpharma.com.

Investor Contact:

Colin Clancy

Vice President, Investor Relations

and Corporate Communications

T: +1.604.416.0999

E: ir@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “potential”, “possible”, “would” and similar expressions. Such statements, based as they are on current expectations of management, inherently involve numerous risks, uncertainties and assumptions, known and unknown, many of which are beyond our control. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Without limiting the foregoing, forward-looking information in this news release includes, but is not limited to, statements about: the efficacy of INM-901, INM-901’s ability to treat AD, marketability and uses for INM-901, the results of further studies into INM-901 as well evaluating additional parameters from this long-term in vivo study and developing a pipeline of proprietary small molecule drug candidates for diseases with high unmet medical needs.

Additionally, there are known and unknown risk factors which could cause InMed’s actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing InMed’s business is disclosed in InMed’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.

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